Exhibit 23

Consent of Independent Registered Public Accounting Firm

Fibrocell Science, Inc.
Exton, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-185463, No. 333-185466 and No. 333-209077) and Form S-8 (No. 333-172776, No. 333-190650, No. 333-196964 and No. 333-212827) of Fibrocell Science, Inc. of our report dated March 9, 2017 relating to the consolidated financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers

Philadelphia, Pennsylvania
March 9, 2017